ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment”), dated as of October 6, 2008, is entered into by and between Pringle Wind I, LLC, a Texas limited liability company (“Assignor”), and LittlePringle2, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Higher Power Energy, LLC (“Higher Power Energy”) holds 100% of the limited liability company interest in the Assignor;

WHEREAS, Higher Power Energy and Perpetual Energy Ltd. (“Perpetual”) hold in aggregate 100% of the limited liability company interest in Higher Perpetual Energy, LLC (“Higher Perpetual”);

WHEREAS, Higher Perpetual and DeWind Energy Development Company, LLC (“DeWind”) have established DeWind SWI Wind Farms, LLC (”Company”) with the intent of developing certain wind farm projects, have entered into a limited liability company agreement with the Company in furtherance of such pursuit, and will initially hold in aggregate 100% of the limited liability company interest in the Company;

WHEREAS, the Company holds 100% of the limited liability company interest in the Assignee;

WHEREAS, Higher Perpetual, DeWind, Higher Power Energy, the Company, Assignee and others have entered into a Conveyance and Contribution Agreement which sets out, among other things, the contributions that each of Higher Perpetual and DeWind will make or will cause to be made to the Company in exchange for the respective limited liability company interest that Higher Perpetual and DeWind will initially receive in the Company;

WHEREAS, as part of Higher Perpetual’s contribution to the Company, Higher Power Energy is obligated to cause Assignor to assign all of Assignor’s rights, title and interest that Assignor may have in certain assets to the Assignee; and

WHEREAS, Assignor wishes to assign all such rights, title and interest that it may have in such certain assets to Assignee, and Assignee wishes to accept such assignment,

NOW, THEREFORE, in consideration of the sum of TEN AND No/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

1.           Assignment.  Assignor hereby transfers and assigns to Assignee and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to the following (collectively, the “Assets”):

(a)
Assessment of the Energy Production of the Proposed Little Pringle Wind Farm, dated April 29, 2008, by Garrad Hassan America, Inc., for Higher Perpetual Energy, LLC (to the extent applicable to Assignee).

(b)
Assessment of the Energy Production of the Proposed Pringle Wind I & II Wind Farms, dated June 17, 2008, by Garrad Hassan America, Inc., for Higher Perpetual Energy, LLC (to the extent applicable to Assignee).

(c)
Boundary Survey dated May 2, 2008 by Dwayne R. Gresham, Gresham & Associates, Inc., of Pringle Wind I and II, Section 7, Jno M Swisher Survey, & Section 2, Block M24, T. C. & Ry. Co. Survey, Hutchison County, Texas (to the extent applicable to Assignee).

(d)
Boundary Survey dated September 4, 2007 by Dwayne R. Gresham, Gresham & Associates, Inc., of Little Pringle Site, Section 1, Block M24, T C & Ry Co Survey, Hutchison County, Texas (to the extent applicable to Assignee).

(e)
Determination of No Hazard to Air Navigation, concerning Wind Turbine PW II-1 at Stinnett, TX, issued by the Federal Aviation Administration by letter dated August 16, 2008 to Higher Power Energy, LLC (Aeronautical Study No. 2008-WTW-2904-OE).

(f)
Determination of No Hazard to Air Navigation, concerning Wind Turbine PW II-2 at Stinnett, TX, issued by the Federal Aviation Administration by letter dated August 16, 2008 to Higher Power Energy, LLC (Aeronautical Study No. 2008-WTW-2905-OE).

(g)
Determination of No Hazard to Air Navigation, concerning Wind Turbine PW II-3 at Stinnett, TX, issued by the Federal Aviation Administration by letter dated August 16, 2008 to Higher Power Energy, LLC (Aeronautical Study No. 2008-WTW-2906-OE).

(h)
Determination of No Hazard to Air Navigation, concerning Wind Turbine PW II-4 at Stinnett, TX, issued by the Federal Aviation Administration by letter dated August 16, 2008 to Higher Power Energy, LLC (Aeronautical Study No. 2008-WTW-2907-OE).

(i)
Determination of No Hazard to Air Navigation, concerning Wind Turbine PW II-5 at Stinnett, TX, issued by the Federal Aviation Administration by letter dated August 16, 2008 to Higher Power Energy, LLC (Aeronautical Study No. 2008-WTW-2908-OE).

(j)	Document “JV_KeyFamilyLease_UnsignedCopy.doc”, a blank form of a lease agreement between Higher Power Energy, LLC and a landowner (to the extent applicable to Assignee).

(k)	Document “JV_Generic_NonDisturbanceAgreement.DOC”, a blank form of a Nondisturbance and Attornment Agreement between a mortgagee and a project company (to the extent applicable to Assignee).

(l)	Document “LP_SPSAvoidedCosts_GeneralNotes.doc”, titled “Subject: Avoided costs-SPS” (to the extent applicable to Assignee).

(m)	Draft of Lease between Lance and Sahala Gaillard, as owner, and Higher Power Energy, LLC, as lessee, for approximately 678 acres of land, with all exhibits.

(n)	Draft of Nondisturbance and Attornment Agreement between Great Plains Ag Credit, FLCA, and LittlePringle2, LLC.

(o)	Electrical One Line Diagram for “Higher Power Energy, LLC; Pringle II - 10 MW Wind Turbine Generator Project; Hutchison County, Texas”, dated June 26, 2008, by Richard C. Gross P.E., Inc.

(p)
Electrical Substation Conceptual Equipment Plan and Elevations for “Pringle, Texas; Higher Power Energy LLC; 10 MW Wind Farm”, dated June 26, 2008, by Richard C. Gross P.E., Inc. (to the extent applicable to Assignee).

(q)
Feasibility Study of the Energy Production of the Proposed Big Pringle, Little Pringle, and H&H Wind Farms in Texas, dated December 21, 2007, by Garrad Hassan America, Inc., for Higher Perpetual Energy, LLC (to the extent applicable to Assignee).

(r)	Letter dated August 20, 2007 from Brittany Seward, Cooley Manion Jones LLP, to Mark Patkunas and Jeff Martin, with attached Title Search for Little Pringle (to the extent applicable to Assignee).

(s)
Letter from Xcel Energy Services Inc. to the Public Utility Commission of Texas, dated February 28, 2008, regarding “Project No. 18692 Avoided Cost Availability of Electric Utility System Cost Data Pursuant to Subst. R. 25.242(e)(2) [formerly Subst. R. 23.66(c)(1)]” with attached update to Southwestern Public Service Company’s February 15, 2008 informational data filing pursuant to the Commission’s Substantive Rule 25.242(e)(2), Availability of Electric Utility System Cost Data (to the extent applicable to Assignee).

(t)	Map “LP_GeographicLayout.bmp” by DeLorme of Little Pringle Wind Farm (to the extent applicable to Assignee).

(u)	Map “LP_Map.jpg” by DeLorme of Little Pringle Wind Farm (to the extent applicable to Assignee).

(v)	Map “LP_ProposedExpansion.bmp” by DeLorme of Little Pringle Wind Farm (to the extent applicable to Assignee).

(w)	Map “LP1and2_FAA_TurbineLayout.bmp” by DeLorme of Little Pringle Wind Farm (to the extent applicable to Assignee).

(x)	Map “LP2_FAA_TurbineLayout.bmp” by DeLorme of Little Pringle Wind Farm.

(y)
Preliminary Geotechnical Evaluation: Little Pringle Wind Farm, Hutchinson County, Texas, Apex Project No. 107-229, dated November 2007, prepared by Apex Geoscience Inc. for Higher Power Energy, LLC (to the extent applicable to Assignee).

(z)
Proposed Wind Power Site: Pringle Wind, Site Reconnaissance and Avian Report, dated August 26, 2007, prepared by Dr. Richard Harris Podolsky for Higher Power Energy, LLC (to the extent applicable to Assignee).

(aa)
Storm Water Construction General Permit, Texas Commission on Environmental Quality, Permit No. TXR15MH51, issued to Pringle Wind Farm (project) and Higher Power Energy, LLC (operator) with coverage effective August 25, 2008 (to the extent applicable to Assignee).

(bb)	Spreadsheet “JV_OldProjectStatus_Dec07.xls” titled “HPE PROJECT LIST 12/02/2007” containing data regarding Little Pringle, Palo Duro, and Big Pringle (to the extent applicable to Assignee).

(cc)	Spreadsheet “JVProjects_DevelopmentCosts.xls” listing development phase cash flows for Little Pringle, Big Pringle, and Palo Duro (to the extent applicable to Assignee).

(dd)	Spreadsheet “LP_TypicalDayEnergyProfileForD8.2.xls” containing wind, power, and other data (to the extent applicable to Assignee).

(ee)
Suggested Form of Agreement Between Owner and Design/Builder on the Basis of a Stipulated Price, between HPE DeWind, a joint venture, as owner, and Balfour Beatty Wind Group, a joint venture, as design/builder, for Phase II of the Pringle Wind Farm, with all attached schedules, exhibits, annexes, and other documentation (including the Escrow Agreement).

(ff)
Any and all other wind resource data, books and records, contracts, permits, reports and any other properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned or hereafter acquired by Grantor and which are related to the following option or the wind farm to be developed on the real estate subject to such option:

(i)	Option Agreement dated April 11, 2008 between Higher Power Energy, LLC and Lance and Sahala Gaillard

Assignor hereby warrants further that: (i) no prior assignment of the Assets, or and right or interest thereto, has been executed by the Assignor; (ii) no act has been performed by Assignor which might interfere with or prevent Assignee from enjoying and exercising any of its rights and privileges evidenced hereby; and (iii) none of the Assets have been modified.

2.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

3.           Choice of Law.  This Assignment shall be governed by the laws of the State of Texas.

4.           Severability.  The invalidity of any provision of this Assignment, as determined by a court of competent jurisdiction, shall in no way affect any other provision hereof.

[ Signature page follows. ]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

ASSIGNOR
PRINGLE WIND I, LLC

By:

Name:

Title:

ASSIGNEE
LITTLEPRINGLE2, LLC

By:

Name:

Title: